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                                                                   EXHIBIT 10.28



                              SETTLEMENT AGREEMENT

         THIS AGREEMENT, dated and effective as of August 31, 2001, is by and between AmeriVision Communications, Inc., an Oklahoma corporation (the "COMPANY"), and Tracy C. Freeny, an Oklahoma resident ("FREENY").

                             BACKGROUND INFORMATION

          The Company and Freeny are currently opposing parties in a civil lawsuit pending presently in the Seventh Judicial District for the State of Oklahoma, Oklahoma County, styled AmeriVision Communications, Inc., (Substituted) Plaintiff vs. Tracy Freeny, et al., Defendants, Case No. CJ-2001-1939 (the "Lawsuit"), and mutually desire to settle fully the Lawsuit on the terms and conditions set forth herein. They are also parties to an employment agreement the terms of which have been the subject of a dispute and which they now wish to terminate and convert into an independent consulting arrangement, and Freeny has recently been elected to membership on the Company's Board of Directors, thereby creating possible difficulties for the Company in its relationship with a primary institutional lender which he wishes to ameliorate.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties agree as follows:

                              OPERATIVE PROVISIONS

1. DISMISSAL OF LAWSUIT. As soon as practicable following the signing of this Agreement, the Company shall dismiss the Lawsuit by filing its dismissal with the court in substantially the following form:

                    IN THE DISTRICT COURT FOR OKLAHOMA COUNTY
                                STATE OF OKLAHOMA

AMERIVISION COMMUNICATIONS, INC.,      )
         (Substituted) Plaintiff,      )
vs.                                    )    Case No. CJ-2001-1939
                                       )
TRACY FREENY, et al.,                  )
                       Defendants.     )

                                    DISMISSAL

          For value received, Plaintiff hereby dismisses with prejudice to refiling its claims against Defendant Tracy Freeny, reconfirms and reiterates herein its previous dismissal with prejudice to refiling its claims against Defendant Jay A. Sekulow, and dismisses without prejudice to refiling its claims against Defendants Carl Thompson and John B. Telling, each party to bear its or his own costs and attorney fees.



                                          /s/ Attorneys for Plaintiff
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2. TERMINATION OF FREENY EMPLOYMENT AND EMPLOYMENT AGREEMENT. Freeny shall be deemed to have resigned from employment with the Company, and the Company shall be deemed to have accepted such resignation as of the close of business on Friday, August 31, 2001, and that certain Employment Agreement, dated May 24, 1999, by and between Freeny and the Company, shall be deemed terminated and of no further legal effect as of that same date and time. The Company shall timely cause Freeny to be furnished with the notification required by Section 4980B(f)(6) of the Internal Revenue Code of 1986, as amended, so that Freeny may elect continuation coverage for himself and his spouse under the Company's group health plan, identical to the benefit coverage provided during the period of his employment by the Company and for at least the 18 month period beginning as of September 1, 2001.

          Concurrently with his actual execution of this Agreement, Freeny shall return to the Company and relinquish the possession of that certain Company owned Mercedes automobile which has been assigned to his use (the "AUTOMOBILE"), all Company issued credit cards and any other tangible or intangible personal property owned by the Company and currently within his possession; provided that with respect to the Automobile, Freeny is hereby granted an option, exercisable during the period ended September 30, 2001, to acquire title thereto from the Company for a purchase price of $10.00 and his assumption of all obligations for which the Company is then responsible as a consequence of its ownership of the Automobile. If the holder of such obligation shall not allow a transfer of title unless the Company remains as the primary obligor, then Freeny may acquire the Automobile by acknowledging that he shall take title subject to the obligation, shall be responsible for making all debt service and principal amortization payments with respect thereto, and shall indemnify the Company against and hold it harmless from all claims, liabilities, damages, costs and expenses asserted against or incurred by the Company which arise out of Freeny's ownership or use of the Automobile.

3. RESIGNATION FROM COMPANY BOARD OF DIRECTORS. The Company warrants and represents to Freeny that it believes his current status as a voting member of the Company's Board of Directors may inhibit or prevent the Company from engaging the professional services of a nationally recognized certified public accounting and auditing firm, and that such inability may further cause the Company to be in breach of its obligations under the Company's agreement with its principal lender. Therefore, effective as of the close of business on Friday, August 31, 2001, Freeny's resignation from service as an elected member of the Company Board of Directors, herein deemed tendered, shall be deemed accepted by the Company. Freeny covenants and agrees that, following the effectiveness of such resignation and subject to the provisions of the succeeding paragraph, he shall not accept a nomination to run for the office of Company director, nor, if elected to such office by Company shareholder action taken over his objection, shall he serve in that position.

          Notwithstanding the foregoing, the Company's Board of Directors shall be required, during the month of February in each calendar year, to make a good faith determination as to whether Freeny's status as a voting member of the Company's Board of Directors would then cause the Company to be in breach of its obligations under the lending agreement with its principal lender or would threaten the Company's ability either to maintain the engagement of its then existing independent certified public accounting and auditing firm or to engage the professional services of a new, desired CPA firm of national reputation. If such determination results in a decision that


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Freeny's return to active membership on the Company's Board of Directors would not constitute such a breach or effect such a threat, the Board of Directors shall promptly so inform Freeny and if he, in turn, informs the Board by written statement that he wishes to again become a member of that body, the Board shall
(a) cause his name to be submitted as a nominee for election to the Board of Directors at the next annual meeting of the Company's shareholders; and (b) support Freeny's election to the Board unless it shall then be in possession of information, not presently held, which causes its membership, by unanimous vote, to conclude that such election would not be in the best interests of the Company's shareholders. Irrespective of whether Freeny is hereafter elected as a member of the Company's Board of Directors, the Company acknowledges that Freeny is a founder of the Company, that such status is not in dispute and may not be rescinded by the Company, and that Freeny shall be so recognized in the Company's public pronouncements, as the Board deems appropriate.

4. FREENY APPOINTMENT TO THE COMPANY BOARD OF DIRECTORS AS ADVISOR. Effective September 1, 2001, subject to Freeny's execution and delivery of a counterpart copy of a Confidentiality Agreement in the form of EXHIBIT A hereto (the "CONFIDENTIALITY AGREEMENT"), and to his future performance in accordance with its terms and the terms of this Agreement, Freeny shall constitute an advisor to the Company's Board of Directors, and in such capacity may attend all meetings of the Board of Directors, as well as each meeting of any Board committee to which he may be appointed as a member; provided that Freeny (a) shall have no right to vote on any matter coming before the Board of Directors or any such committee; and (b) shall receive no fee for serving as a Board advisor. He shall, however, be entitled to reimbursement for reasonable and substantiated travel and lodging expenses associated with attendance at meetings of the Board. Freeny's status as an advisor shall continue until the earliest to occur as among (a) the termination of that certain Consulting Agreement identified in paragraph 7 below; (b) Freeny's appointment as a member of the Company's Board of Directors as described in paragraph 3 above; or (c) Freeny's breach of any obligation set forth in the Confidentiality Agreement or this Agreement.

5. REIMBURSEMENT OF FREENY ATTORNEY FEES. The Company shall reimburse Freeny to the extent of $45,000 for attorney fees he has incurred since January 1, 2001, in defending himself in the Lawsuit, and in engaging legal representation to represent him in the defense of disputed allegations of wrongdoing made against him by the Company outside of the Lawsuit. Subject to the Company's working capital availability, the determination of which shall be made by the Company in good faith, one-half of such payment ($22,500) shall be made by the Company on Friday, September 21, 2001; and the remaining payment ($22,500) shall be made on Friday, October 5, 2001; provided that if either such payment shall be deferred as a consequence of the Company's determination of working capital insufficiency, the same shall be made in any event no later than 30 days following its due date.

6. AWARD OF COMPANY COMMON STOCK. For his service as a member of the Board of Directors between the date of his election and August 31, 2001, and pursuant to the terms and conditions of a resolution of the Company's Board of Directors passed unanimously at the Board's meeting of July 27-28, 2001, the Company shall issue to and in favor of Freeny 1,000 shares of its authorized but previously unissued common capital stock, $.01 par value (the "COMMON STOCK"), at the time, in the manner, and pursuant to the same terms and conditions applicable to each other


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member of the Board as constituted on July 27-28, 2001; provided that any condition of issuance that requires continued service as a voting member of the Company's Board of Directors is hereby waived.

7. CONSULTING AGREEMENT. The parties hereto shall execute and deliver to each other a Consulting Agreement in the form of EXHIBIT B hereto, the effective date of which shall be September 1, 2001 (the "CONSULTING AGREEMENT").

8. VOTING TRUST FOR FREENY STOCK. During the pendency of the Consulting Agreement (the "VOTING TRUST TERM"), Freeny shall cause all shares of the Company's Common Stock then registered in his name, either individually or together with one or more additional parties, which exceed 4.99% of all shares of the Company's Common Stock then issued and outstanding, to be held within and subject to the terms of a Voting Trust Agreement, in the form attaching hereto as EXHIBIT C.

9. PAYMENT OF FREENY BACK PAY. The Company covenants that Freeny is entitled to but has not been paid compensation due him under the terms of the Employment Agreement from February 23, 2001, through August 31, 2001, in the gross sum of $176,356.44 (the "BACK PAY"). The Company shall pay Freeny his Back Pay, less any portion thereof which the Company is required by federal or state law to withhold, in accordance with the terms and conditions of that Promissory Note which attaches hereto as EXHIBIT D, the original of which shall be executed by the Company and delivered to Freeny concurrently with the execution of this Agreement.

10. MUTUAL RELEASES. For value received, and except as expressly set forth herein and in the Exhibits attaching hereto (the terms of each of which are incorporated into the body of this Agreement by express reference thereto), each of the parties hereby releases and discharges the other, and, as the case may be, its or his respective officers, directors, agents, employees, attorneys, spouses, heirs, successors and assigns, of and from any and all liabilities, debts, claims, damages, and causes of action, of whatever kind or character, whether arising in tort or contract, law or equity, known or unknown, which relate to or arise out of any transaction, occurrence or event that took place on or before the date of this Agreement, including, but not limited to, all claims that were alleged or could have been alleged in the Lawsuit, any claim by Freeny against the Company for unpaid dividends or other distributions in respect of his Common Stock ownership (expressly including the $3,201,000 identified in the Company's audited consolidated financial statements, prepared with respect to the year ended December 31, 2000, as constituting accrued but unpaid distributions), and any claim by the Company for reimbursement from Freeny for any amount paid or owed by the Company to any third party. It is expressly agreed that this release shall not be deemed to deny to either party the right to prosecute a cause of action against Jerry Parry.

11. DUTY OF INVESTIGATION. On or before March 31, 2002, the Company shall conduct and complete a good faith investigation into the facts and circumstances surrounding the original filing and prosecution of the Lawsuit by Mr. Parry and, in particular, (a) the involvement, if any, of the Company, its officers and directors; and, (b) the merits of the claims asserted against Freeny in the Lawsuit, and in the Company's annual report on Form 10-K, as filed with the United States Securities and Exchange Commission (the "COMMISSION") for the period ended December 31, 2000,


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and its separate Proxy Statement, filed in amended form with the Commission on or about June 7, 2001 (collectively the "SEC FILINGS"). If such investigation concludes that the accusations against Freeny in the Lawsuit and/or SEC Filings were materially erroneous, in whole or in part, then the Company shall promptly
(a) advise Freeny in writing of such determination(s); and, (b) correct in writing as needed the SEC Filings either by amendment to the applicable SEC Filing or in a subsequent filing, as the Company, in its sole discretion, deems appropriate, taking into account the reputation of the Company and of Freeny. It is expressly agreed, however, that the results of such investigation shall not affect, in whole or in part, the enforceability of any term of this Settlement Agreement by or against any party.

12. NON-DISPARAGEMENT. During the pendency of the Consulting Agreement and the two year period following its termination, neither party may release or publish any statement or other information concerning Freeny's employment with or independent engagement by the Company, the termination of either such relationship or the other's business operations or practices, unless, in any such case, the same shall have been approved by the other or such release or publication shall be required by statute, regulation or judicial order. EXHIBIT E hereto constitutes a statement approved by the parties for dissemination, on or after the date of this Agreement, by Freeny or the Company as he or it shall deem appropriate.

13. MISCELLANEOUS:

          13.1 NOTICE. Any notice or other communication required or made necessary by this Settlement Agreement shall be in writing, given to the parties at the following addresses, and deemed received within five (5) days after being sent first class mails, postage prepaid:

         IF TO THE COMPANY:               IF TO FREENY:
c/o      Jeremy P. Ross, Esq.             Patrick M. Castleberry, Esq.
         Bush Ross Gardner Warren         Kline, Kline, Elliott, Castleberry
                & Rudy, P.A.                      & Bryant, P.C.
         220 South Franklin Street        720 NE 63rd Street
         Tampa, FL 33602                  Oklahoma City, OK 73105

         13.2 GOVERNING LAW. This Agreement shall be construed and enforced in accordance the laws of the State of Oklahoma.

         13.3 ASSIGNMENT. The rights and responsibilities under this Agreement may not be assigned by any party without the express written consent of all other parties.

         13.4 WAIVER OR MODIFICATION. This Agreement constitutes the entire agreement of the parties, and may be modified, amended or waived only by written instrument executed by all parties.

         13.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, by means of multiple signature pages each containing less than all required signatures, and by means of facsimile signatures, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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         13.6 ENFORCEMENT. This Agreement may be specifically enforced in a court of competent jurisdiction located in Oklahoma County, Oklahoma, which venue shall be exclusive, without the necessity of posting bond or other financial undertaking, the prevailing party to receive an award of reasonable attorney fees in addition to such other relief as the court deems proper.

         IN WITNESS WHEREOF, the parties have hereunto set their hands intending to be bound hereby for the uses and purposes herein set forth.


THE COMPANY:                            FREENY:


/s/ KENNETH R. KOLEK                    /s/ TRACY C. FREENY
------------------------------------    ---------------------------------------
Kenneth R. Kolek, Chairman              Tracy C. Freeny
AmeriVision Communications, Inc.


Exhibits:

Exhibit A - Confidentiality Agreement
Exhibit B - Consulting Agreement
Exhibit C - Voting Trust Indenture
Exhibit D - Promissory Note
Exhibit E - Statement